Exhibit 10.58

FORM OF INCENTIVE UNIT
AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”), entered into as of the Grant Date (as defined in paragraph 1), by and between the Participant and Peninsula Gaming Partners, LLC (the “Company”);

WITNESSETH THAT:

WHEREAS, the Company maintains the Peninsula Gaming Partners, LLC 2004 Incentive Unit Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, established under the Second Amended and Restated Operating Agreement of the Company (the “LLC Agreement”) which is incorporated into and forms a part of this Agreement, and the Participant has been identified by the Board of Managers of the Company to receive an Incentive Unit Award under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1.             Terms of Award.  The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

(a)                                  The “Participant” is                            , SS#/Tax I.D. No.                              .

(b)                                 The “Grant Date” is                            .

(c)                                  The “Covered Units” granted under this Agreement are initially                   Non-Voting Common Units which amount shall be adjusted as necessary from time to time to at all times equal                percent (      %) of the outstanding Units on a fully diluted basis.  “Covered Units” are subject to the terms of this Agreement, the Plan and the LLC Agreement.

(d)                                 “Principal” is                   .

Other terms used in this Agreement are defined pursuant to paragraph 4 or elsewhere in this Agreement.

2.             Award.  The Participant is hereby granted the number of Covered Units set forth in paragraph 1.  All certificates representing Covered Units shall remain in the custody of the Company until such time as such Covered Units, or an Installment thereof, are vested pursuant to paragraph 3, at which time the Board shall deliver the certificates to Participant.  Participant has delivered to the Board, a stock power duly endorsed in blank for transfer of Covered Units. By execution hereof, Participant appoints the Chief Executive Officer of the Company Participant’s attorney-in-fact to transfer the Units representing Covered Units on the register of the Company in the event of a forfeiture, and irrevocably consents to the cancellation of the Units so forfeited, the reissue to Participant of certificate(s) for Covered Units not so forfeited.

3.             Distribution and Forfeiture of Non-Voting Common Units.  If the Date of Termination (as defined below) does not occur prior to the vesting date described in this paragraph 3 with respect to any Installment of the Covered Units  (the “Restricted Period”), then, at the end of the Restricted Period for such Covered Units, the Participant shall become vested in the Installment of Covered Units.  With respect to all Covered Units, the applicable Restricted Period shall begin on the Grant Date.  The Restricted Period with respect to each Installment shown on the schedule shall end on the Vesting Date applicable to such Installment:

INSTALLMENT	VESTING DATE APPLICABLE TO INSTALLMENT
% of Covered Units	Immediately on date of Grant Date
% of Covered Units
% of Covered Units
% of Covered Units

Notwithstanding the foregoing provisions of this paragraph 3, the Participant shall become vested in the Covered Units prior to the end of the Restricted Period as follows:

(a)                                  The Participant shall become vested in all Covered Units prior to the date the Covered Units would otherwise become vested, if the Employment Agreement is terminated by the Company without Cause or by reason of Constructive Discharge.

(b)                                 In the event of a Change of Control or Recapitalization of the Company, the portion of the Participant’s Covered Units which have not become vested as of the date of the Change of Control or Recapitalization shall immediately vest concurrently with the closing of such Change of Control or Recapitalization.

Subject to the additional restrictions on transferability set forth from time to time in the LLC Agreement, Covered Units may not be sold, assigned, transferred, pledged or otherwise encumbered until the expiration of the Restricted Period or, if earlier, until the Participant is vested in the Covered Units; provided, however, that if required by Participant’s lender described in Section 11.17 of the LLC Agreement,  Participant shall be permitted to pledge all of Participant’s Covered Units to such lender.  Except as otherwise provided in this paragraph 3, the Participant shall forfeit the unvested portion of the Covered Units as of a Date of Termination that occurs during the Restricted Period

4.             Definitions.  For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

(a)                                  Business.  The term “Business” shall mean any business conducted, engaged in or proposed to be conducted or engaged in by the Company or any of its direct or indirect parents or subsidiaries as of the Grant Date or at any time during the Participant’s  performance of consulting services to the Company or its direct or indirect parents or subsidiaries.

(b)                                 Cause.  The term “Cause” shall mean the valid termination by Company of Participant’s Employment Agreement, pursuant to                of the Employment Agreement.

(c)                                  Change of Control.  The term “Change of Control” shall have the meaning ascribed to such term in the LLC Agreement.

(d)                                 Constructive Discharge.  A Participant shall be considered to have been subject to a “Constructive Discharge” by the Company or its successor if, without the Participant’s express written consent (and except as a result of a prior termination of the Participant’s Employment Agreement), (i) the compensation to which Participant is entitled under the Employment Agreement is materially reduced or (ii) the Participant’s authority, perquisites, position or responsibility as set forth in the Employment Agreement are materially diminished, in each case, other than as a result of a breach by Participant under the Employment Agreement.

(e)                                  Date of Termination.  The term “Date of Termination” means the date the Company validly terminates the Employment Agreement.

(f)                                    Employment Agreement.  The term “Employment Agreement” shall mean that certain Employment Agreement between Company and Participant dated as of                     , as the same may be amended or restated from time to time.

(g)                                 LLC Agreement.  The term “LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Peninsula Gaming Partners, LLC, as the same may be amended or restated from time to time.

(h)                                 Recapitalization.  The term Recapitalization shall mean any recapitalization, refinancing, or reclassification of the equity securities of the Company or any of its direct or indirect parents or subsidiaries (whether by recapitalization, refinancing, reclassification, merger, consolidation, transfer of equity securities or otherwise), other than a Permitted C-Corp. Conversion (as defined in the LLC Agreement).

(i)                                     Restricted Period.  The term “Restricted Period” shall have the meaning ascribed to it in paragraph 3 above.

(j)                                     Units.  The term “Units” shall have the meaning ascribed to it in the LLC Agreement.

(k)                                  Plan and LLC Agreement Definitions.  Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan or LLC Agreement is similarly used in this Agreement.

5.             Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  Subject to the transfer restrictions and rights and options contained in Article XI of the LLC Agreement, the Personal Representative of a deceased or Disabled Participant shall succeed to the ownership of the Participant’s Covered Units.  The death or disability of the Principal shall give the other Members of the Company and the

Company, respectively, the right and option to acquire the Covered Units from the Participant under the terms and conditions of Sections 11.5 and 11.6 of the LLC Agreement, as if the Principal, and not the Participant, was the “Decedent Individual Member” as defined in Section 11.5 of the LLC Agreement, or the “Affected Member” as defined in Section 11.6 of the LLC Agreement.

6.             Administration.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Board (except as delegated), and the Board shall have all powers with respect to this Agreement as it has with respect to the Plan.  Any interpretation of the Agreement by the Board or its delegates and any decision made by either of them with respect to the Agreement is final and binding.

7.             Plan and LLC Agreement Govern.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan and the LLC Agreement, copies of which may be obtained by the Participant from the office of the Secretary of the Company.  Participant shall evidence Participant’s agreement to be subject to all terms and conditions of the LLC Agreement by execution of the a counterpart to the LLC Agreement, if not already a Member.

8.             Legend.  In addition to legends required under the LLC Agreement, including, without limitation, and legends required under the Gaming Laws, each certificate for Covered Units shall contain a legend reading substantially as follows:

ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND SUBJECT TO, THE TERMS AND PROVISIONS OF THE PENINSULA GAMING PARTNERS LLC AMENDED AND RESTATED 2004 INCENTIVE UNIT PLAN, AND AN AWARD AGREEMENT, ENTERED INTO THEREUNDER.  A COPY OF THE PLAN AND AWARD AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE COMPANY.  BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF THE PLAN AND AWARD AGREEMENT.

9.             Purchase Option.  Participant acknowledges that the Covered Units are subject to the transfer restrictions set forth in the LLC Agreement.

10.           Taxes.  For purposes of complying with Section 7.3 of the LLC Agreement, the aggregate “Capital Accounts” of the Members immediately prior to the grant of Covered Units pursuant to this Agreement will be revalued pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv) and in the aggregate shall equal $               ($               per Unit).  No credit shall be made to the Capital Account of the Participant in connection with the grant of Covered Units. Participant assumes all responsibility for any and all potential tax liability on account of this Agreement and the issuance of the Covered Units.  If Participant makes any tax election relating to the treatment of Covered Units under the Internal Revenue Code, at the time of such election Participant shall promptly notify Company of such election.

11.           Amendment.  Subject to compliance with applicable Gaming Laws, this Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.

12.           Applicable Law.  The provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of any jurisdiction.  With respect to matters having to do with Gaming Laws, this Agreement shall be governed by the laws of the States properly asserting jurisdiction as to those matters.  Any and all disputes, claims or controversies of any and every kind or nature whatsoever arising from or regarding any of the terms or provisions of this Agreement, as well as arising from or regarding any aspect of the termination of this Agreement, shall be settled and concluded by final and binding arbitration as provided in the Employment Agreement.

13.           Gaming Control.  No Covered Units and no interest, claim, or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Gaming Laws.  Any transfer in violation thereof shall be ineffective.  If a Gaming Authority finds that Participant or a Principal is unsuitable to hold or continue to hold gaming licenses with respect to the Company or if Participant or the Principal shall voluntarily surrender his, her, or its gaming license, then the Participant found to be unsuitable or otherwise surrendering his, her, or its license shall sell, and the Company shall purchase, his, her, or its Covered Units within such time frame and at the price required under the Gaming Laws, and if not otherwise so provided, at the price set forth in the LLC Agreement.

14.           Securities Law Compliance.  Covered Units have not been registered under the Securities Act and are being, issued to Participant in reliance upon the exemption from such registration provided by Section 4(2) of the Securities Act.  As an inducement to Company to issue Covered Units to Participant, and in order to establish the suitability of Participant for such an investment, Participant hereby represents and warrants to Company as set forth on attached Exhibit A.

15.           Principal. The Principal shall evidence the acceptance of the benefits of this Agreement and shall be bound by all of the terms and conditions of this Agreement, as though a Party hereto, by Principal’s execution of this Agreement at the line provided below.

16.           Consent of Spouse.   Participant/Principal covenants that all right, title and interest in and to Participant Units whether separate or community property, shall be governed by this Agreement and the LLC Agreement, and the spouse of Participant/Principal shall execute the consent attached hereto as Exhibit B.  It is expressly acknowledged that in case of divorce, the spouse executing the attached consent hall have no continuing interest in the Company and said spouse does hereby waive any right to a continuing interest.  Any interest said spouse may have shall be determined by the divorce court in the form of a money order or judgment against Participant/Principal.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

Participant

Peninsula Gaming Partners, LLC

By:
Its:

AGREED AND ACCEPTED:

Principal

EXHIBIT A

SECURITIES REPRESENTATIONS

COMPANY:                                                                              Peninsula Gaming Partners,  LLC, a Delaware limited liability company.

SECURITY:                                                                                  Covered Units as defined in the INCENTIVE UNIT AWARD AGREEMENT to which this is an Exhibit.

In connection with the acquisition of the above-listed Security, Participant, represents and warrants to Company the following:

(a)           Participant has such knowledge and experience  in financial and business matters that Participant is capable of evaluating the merits and risks of the acquisition of the Security in return for the performance of the services. Participant is aware that the performance of the Consulting Services in return for the issuance of the Security involves a high degree of risk, and Participant and Participant’s owners have sufficient economic resources to bear the economic risk of the investment in the Security.  Participant is aware of Company’s business affairs and financial condition and has acquired sufficient information about Company to reach an informed and knowledgeable decision to acquire the Security. Participant is  purchasing the Security for Participant’s own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933 (“Securities Act”).

(b)           Participant understands that in connection with the transfer of the Security to Participant, the Company is relying upon a specific exemption under the Securities Act, which exemption depends upon, among other things, the bona fide nature of Participant’s  investment intent as expressed herein.  In this connection Participant understand that, in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if Participants representations are predicated solely upon a present intention to hold the Security for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Security or for a period of one year or any other fixed period in the future.

(c)           Participant further understand that the Security must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, Participant understand that Company is under no obligation to register the Security.

(d)           Participant is aware of the provisions of Rule 144, promulgated under the Securities Act, which in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things:  The availability of certain public information about Company; the resale occurring not less than two years after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(e)           Participant further understand that at the time Participant wishes to sell the Security there may be no public market upon which to make such a sale, and that, even if such a public market then exists Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Participant would be precluded from selling the Security under Rule 144 even if the two-year minimum holding period had been satisfied.

(f)            Participant further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that  proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such Persons and their respective brokers who participate in such transaction do so at their own risk.

(g)           Participant has had access to the books and records of Company which has enabled Participant to obtain information concerning Company in order to evaluate the merits and risks of the investment in the Security.  Participant has been furnished any documents, records, and other information relating to Company which Participant has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any information provided by Company.

(h)           Participant recognizes and covenants that the certificate for the Security will bear the legends set forth in the Agreement.

DATED:

By:

EXHIBIT B
SPOUSE’S CONSENT

I acknowledge that I have read the foregoing Agreement and that I know its contents.  I hereby approve of the provisions of the Agreement, and agree that the Units held by my spouse in the Company and my interest in them are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement on those Units or my interest in them.

I acknowledge and agree that any community property interest held by me in the Units shall be governed by the terms of the Agreement as though entirely owned by my spouse as his separate property.

I further acknowledge and agree that my spouse has and will continue to have the right, power and authority to represent and bind the community on all matters relating to such interest, and I appoint my spouse as attorney-in-fact for such purpose.  In the event of dissolution of our marriage, I agree that I will not, in any divorce proceeding or agreement settling community or other property rights and obligations between my spouse and myself, seek to become a legal or beneficial owner of, or holder of a security interest in, any Units subject to this Agreement.

Dated the       day of                , 2004.

Spouse of Participant/Principal